Exhibit (11) under N-1A
                                   Exhibit 23 under Item 601/Reg SK



                             ARTHUR ANDERSEN LLP







                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 26 to Form N-1A Registration Statement of FEDERATED U.S. GOVERNMENT SECURITIES FUND: 2-5 YEARS (formerly Federated Intermediate Government Trust) of our report dated March 25, 1996, on the financial statements of Federated U.S. Government Securities Fund: 2-5 Years, included in or made a part of this registration statement.



By: /s/ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP


Pittsburgh, Pennsylvania,
March 25, 1996